AMENDED AND RESTATED BYLAWS

                                       OF

                                  FOSSIL, INC.









                              Adopted and Effective

                                October 23, 2000


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                                TABLE OF CONTENTS

ARTICLE I           OFFICES.......................................................................................1
   Section 1.1      Registered Office.............................................................................1
   Section 1.2      Other Offices.................................................................................1

ARTICLE II          MEETINGS OF STOCKHOLDERS......................................................................1
   Section 2.1      Place Of Meetings.............................................................................1
   Section 2.2      Annual Meetings...............................................................................1
   Section 2.3      Special Meetings..............................................................................1
   Section 2.4      Quorum........................................................................................2
   Section 2.5      Voting........................................................................................2
   Section 2.6      List of Stockholders Entitled to Vote.........................................................2
   Section 2.7      Stock Ledger..................................................................................2
   Section 2.8      Record Date...................................................................................2
   Section 2.9      Conduct of Meetings by Presiding Person.......................................................3
   Section 2.10     Nomination of Directors.......................................................................4
   Section 2.11     Stockholder Proposals Regarding Amendments to
                    Certificate of Incorporation..................................................................5
   Section 2.12     Stockholder Action by Written Consent.........................................................5

ARTICLE III         DIRECTORS.....................................................................................6
   Section 3.1      Number and Election of Directors..............................................................6
   Section 3.2      Vacancies.....................................................................................6
   Section 3.3      Duties and Powers.............................................................................6
   Section 3.4      Meetings......................................................................................6
   Section 3.5      Quorum........................................................................................7
   Section 3.6      Actions of Board..............................................................................7
   Section 3.7      Meetings by Means of Conference Telephone.....................................................7
   Section 3.8      Compensation..................................................................................7
   Section 3.9      Interested Directors..........................................................................7
   Section 3.10     Removal.......................................................................................8

ARTICLE IV          COMMITTEES....................................................................................9
   Section 4.1      Committees....................................................................................9
   Section 4.2      Committee Rules..............................................................................10

ARTICLE V           OFFICERS.....................................................................................10
   Section 5.1      General......................................................................................10
   Section 5.2      Election.....................................................................................10
   Section 5.3      Chairman of the Board of Directors...........................................................10
   Section 5.4      President....................................................................................11
   Section 5.5      Vice President...............................................................................11
   Section 5.6      Absence of Officers..........................................................................11
   Section 5.7      Secretary....................................................................................12


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   Section 5.8      Treasurer....................................................................................12
   Section 5.9      Controller...................................................................................12
   Section 5.10     Assistant Secretaries........................................................................13
   Section 5.11     Assistant Treasurers.........................................................................13
   Section 5.12     Other Officers...............................................................................13

ARTICLE VI          STOCK........................................................................................13
   Section 6.1      Certificates Evidencing Shares...............................................................13
   Section 6.2      Transfer Agent...............................................................................13
   Section 6.3      Signatures...................................................................................13
   Section 6.4      Lost Certificates............................................................................14
   Section 6.5      Transfers....................................................................................14

ARTICLE VII         NOTICES......................................................................................14
   Section 7.1      Notices......................................................................................14
   Section 7.2      Waivers of Notice............................................................................14

ARTICLE VIII        INDEMNIFICATION..............................................................................14
   Section 8.1      General......................................................................................14
   Section 8.2      Expenses Related to Proceedings..............................................................15
   Section 8.3      Advancement of Expenses......................................................................15
   Section 8.4      Request for Indemnification..................................................................15
   Section 8.5      Determining Entitlement to Indemnification If No Change of Control...........................15
   Section 8.6      Determining Entitlement to Indemnification If Change of Control..............................15
   Section 8.7      Procedures of Independent Counsel............................................................16
   Section 8.8      Expenses of Independent Counsel..............................................................16
   Section 8.9      Trial De Novo................................................................................16
   Section 8.10     Non-Exclusivity..............................................................................17
   Section 8.11     Insurance and Subrogation....................................................................17
   Section 8.12     Severability.................................................................................18
   Section 8.13     Certain Persons Not Entitled to Indemnification..............................................18
   Section 8.14     Definitions..................................................................................18
   Section 8.15     Notices......................................................................................19
   Section 8.16     Contractual Rights...........................................................................19

ARTICLE IX          AMENDMENTS...................................................................................20
   Section 9.1      Vote Requirements............................................................................20
   Section 9.2      Stockholder Proposals........................................................................20

ARTICLE X           GENERAL PROVISIONS...........................................................................21
   Section 10.1     Dividends....................................................................................21
   Section 10.2     Disbursements................................................................................21
   Section 10.3     Fiscal Year..................................................................................21
   Section 10.4     Corporate Seal...............................................................................21
   Section 10.5     Definition of Beneficial Owner...............................................................21


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

                                     BYLAWS

                                       OF

                                  FOSSIL, INC.




                                   ARTICLE I

                                    OFFICES


Section 1.1 Registered Office. The registered office of Fossil, Inc. ("the Corporation") in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover 19901, County of Kent. The registered agent at such address is The Prentice-Ban Corporation System Inc.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 2.1 Place Of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be bold at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.3 Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called by the Chairman of the Board, if any, the President or the President It the instruction of a majority of the Board of Directors or on the written request of holders of at least 50% of the total number of shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the specific purpose of purposes of


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the proposed  meeting.  Written notice of the special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not Ion than ton nor more than sixty days before the date of such meeting.

Section 2.4 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.5 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before, any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share standing in his name on the books of the Corporation. Votes may be cast in person or by proxy but no proxy shall be voted or acted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.6 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of At least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be bold. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present..

Section 2.7 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the, list required by Section 2.6 of this Article II or the books of the Corporation and (ii) to vote in person or by proxy at any meeting of stockholders.

Section 2.8 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment; of my dividend or other

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distribution  or allotment of any rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other any other lawful action, the Board of Directors may fix a record date, which in the cast of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of the State of Delaware and which, in the case of any other action, shall be not less than the minimum nor more than the maximum number of days prior to any such action permitted by the laws of the State of Delaware. If no such record date is fixed by the Board of Directors, the record date shall be that prescribed by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a now record date for the adjourned meeting.

Section 2.9 Conduct of Meetings by Presiding Person. All determinations of the presiding person at each meeting of stockholders shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirm vote of the holders of at least 80% of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors held by stockholders present in person or represented by proxy at such meeting.
Accordingly, in any meeting of stockholders or part thereof, the presiding person shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

                  (a)......The  presiding  person may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

                  (b)......A  resolution or motion shall be considered  for vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these bylaws. The presiding person may propose any motion for vote. The order of business at all meetings of stockholders shall be determined by the presiding person.

                  (c)......The presiding person may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

                  (d)......Before  any  meeting  of  stockholders,  the Board of
Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the presiding person may, and on the request of any stockholder or a stockholder's proxy shall appoint inspector(s) of election at the meeting of stockholders. If any person appointed as Inspector fails to appear or fails or refuses to act, the presiding person may, and upon the request of any stockholder or a stockholder's proxy shall appoint a person to fill such vacancy.

The duties of these inspectors shall be as follows:

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                  .........(i)      Determine the number of shares  outstanding
and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and affect of proxies;


                  .........(ii)     Receive votes or ballots;


                  .........(iii)    Hear  and  determine  all  challenges  and
questions in any way arising in connection with the right to vote;


                  .........(iv)     Count and tabulate all votes;


                  .........(v)      Report  to the  Board  of  Directors  the
results based on the information assembled by the inspectors; and

                  .........(vi)     Do any other acts that may be proper to
conduct the election or vote with fairness to all stockholders.


Notwithstanding the foregoing, the final certification of the results of any election or other matter acted upon at a meeting of stockholders shall be made by the Board of Directors.

Section 2.10 Nomination of Directors. Nominations for the election of directors may be. made by the Board of Directors or by any stockholder (a "Nominator") entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Corporation as set forth in this Section 2.10. To be timely in connection with an annual meeting of stockholders, a Nominator's notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator's notice, setting forth the name of the person to be nominated shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty days prior to the date of such meeting provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, the Nominator's notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Corporation, that the Nominator is a stockholder of the Corporation and shall identify in writing (i) the name and address of the Nominator, (ii) the number of shares of each class of capital stock of the Corporation owned beneficially by the Nominator, (iii) the name and address of each of the persons with whom the Nominator is acting in concert and (iv) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and
(ii) a notarized  affidavit executed by each such proposed nominee to the effect

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that, if elected as a member of the Board of  Directors,  be will serve and that he is eligible for election as a member of the Board of Directors. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether the evidence of the Nominator's status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Secretary of the Corporation to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make such nomination ineffective for the election at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a no nomination was not made in accordance with the procedures prescribed by these bylaws, and if be should so determine, he shall so declare to the meeting and
the  defective  nomination  shall  be  disregarded.   Section  2.11  Stockholder
Proposals Regarding Amendments to Certificate of Incorporation. No proposal by a stockholder to amend or supplement the Certificate of Incorporation of the Corporation shall be voted upon at a meeting of stockholders unless, at least not less than 90 nor more than 180 days before such meeting of stockholders, such stockholder shall have delivered in writing to the Secretary of the Corporation (i) notice of such proposal and the text of such amendment or supplement, (ii) evidence, reasonably satisfactory to the Secretary of the Corporation, of such stockholder's status as such and of the number of shares of each class of the capital stock of the Corporation beneficially owned by such stockholder, (iii) a list of the names of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and of the number of shares of each class of the capital stock of the Corporation beneficially named by each such beneficial owner, and
(iv) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect that the Certificate of Incorporation of the Corporation, as proposed to be so amended or supplemented, would not be in conflict with the laws of the State of Delaware. Within 30 days after such stockholder shall have delivered the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of its determination. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary of the Corporation determines that the items to be ruled upon by it are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders.

Section 2.12 Stockholder Action by Written Consent. Any action which may be taken by stockholders at an annual or special meeting of stockholders may be taken by written consent, without a meeting, unless otherwise provided in the Certificate of Incorporation of the Corporation.

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

                                  ARTICLE III

                                   DIRECTORS

Section 3.1 Number and Election of Directors. The number of directors that shall constitute the whole Board Of Directors may be increased or decreased from time to time by resolution adopted by the Board of Directors, provided, however, no decrease in the number shall have the effect of shortening the term of any incumbent director. Except as provided in Section 3.2 of this Article III, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders and each director so elected shall bold office until the next annual meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be a stockholder, a citizen of the Untied States or a resident of Delaware.

                  By a resolution adopted by 80% of the members of the Board of Directors, the Board of Directors may be divided into one, two or three classes, with the term of office of those of the first class to expire at the next annual meeting of stockholders, of the second class one year thereafter and of a third class two years thereafter; and at each annual election of directors held after such division and classification, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire.

Section 3.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.3 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.4 Meetings. The Board of Directors may bold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, if any, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by facsimile, telephone or telegram at least twenty-four hours before the meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written. waiver of notice signed by him or her. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting,

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

to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

Section 3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or those Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum is present.

Section 3.6 Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any Meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing, in one document or in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 3.7 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can bear each other, and participation in a meeting pursuant to this
Section 3.7 shall constitute presence in person at such meeting.

Section 3.8 Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees, the grant of options to acquire stock in the Corporation or other compensation to the Directors for services as such to the Corporation including, but not limited to, a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors or any committee thereof,- provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.9 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the
Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the


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contract or  transaction is  specifically  approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.

Section 3.10 Removal. No director of the Corporation shall be removed from his office as a director by vote or other action of the stockholders or otherwise except (a) with cause, as defined below, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, or (b) without cause by (i) the affirmative vote. of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose or (ii) the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

                  Except as may otherwise be provided by law, cause for removal of a director shall be construed to exist only if: (a) the director whose removal is proposed bas been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors, called for that purpose or by a court of competent jurisdiction to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

                  No proposal by a stockholder to remove a director of the Corporation shall be voted upon at a meeting of the stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 11) and in writing to the Secretary of the Corporation (i) notice of such proposal, (ii) a statement of the grounds, if any, on which such director is proposed to be removed, (iii) evidence, reasonably satisfactory to the Secretary of the Corporation, of such stockholder's status as such and of the number of shares of each class of the capital stock of the Corporation beneficially owned by such stockholder, (iv) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and of the number of shares of each clan of the capital stock of the Corporation beneficially owned by each such beneficial owner, and (v) an opinion of counsel which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the stockholders of the Corporation by the required vote as set forth in the first paragraph of this Section 11, such removal would not be in conflict with the laws of the State of Delaware, the Articles of Incorporation or these bylaws. To be timely in connection with an annual meeting of stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with the removal of any director at a special meeting of the stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than 180 days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice of prior public disclosure of the date of the special meeting of stockholders is given or made to the stockholders, the stockholder's notice and other aforesaid items to be timely must be so received not later than the dose of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have delivered the aforesaid items to the Secretary of the Corporation, the Secretary and the Board of Directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Corporation determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Corporation was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

                                   ARTICLE IV

                                   COMMITTEES

Section 4.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation. by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, no committee shall have the power or authority to amend the certificate of incorporation of the Corporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes and report to the Board of Directors when required to do so.

Section 4.2 Committee Rules. Unless the Board of Directors otherwise provides, each Committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rule, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

                                   ARTICLE V

                                    OFFICERS

Section 5.1 General. The Board of Directors, in its discretion, may elect a Chairman of the Board (who must be a director), President, Secretary, Treasurer, Controller, and one or more Divisional Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation or, except in the case of the Chairman of the Board of Directors, directors of the Corporation.

Section 5.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be Hued by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and may be altered from time to time except as otherwise provided by contract.

Section 5.3 Chairman of the Board of Directors. There shall be a Chairman of the Board of Directors who, under the direction and subject to the control of the Board of Directors, in general shall supervise and control all of the business and affairs of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as the Board of Directors may assign him from time to time. The Chairman of the Board of Directors shall possess the power to sign all contracts, certificates and other Instruments of the Corporation as the Board of Directors from time to time may prescribe.

Section 5.4 Chief Executive Officer. The Chief Executive Officer of the Corporation will serve under the direction and subject to the control of the Board of Directors and the Chairman of the Board of Directors. The Chief Executive Officer in general shall supervise and control all of the business, affairs and property of the Corporation and shall be its chief policy making officer, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors and Chairman of the Board are carried into effect. In the absence of the Chairman of the Board of Directors the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as the Board of Directors may assign him from time to time. The Chief Executive

Officer shall possess the same power as the Chairman of the Board to sign all contracts, certificates and other Instruments of the Corporation.

Section 5.5 President. The President shall be the chief operating officer of the Corporation and shall report to the Chairman of the Board of Directors. The President shall, subject to the Powers of the Board of Directors and the Chairman of the Board of Directors, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents, and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer and deliver thereof shall be otherwise required by law to be executed and delivered by another person. The President shall also perform such other duties and may exercise such other powers as from time to time my be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5.6 Vice President. Each Vice President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. Certain Vice Presidents may from time to time be designated by the Board of Directors or the Chairman of the Board of Directors as Executive Vice Presidents or Senior Vice Presidents which positions shall have such varying degrees of authority as the Board of Directors shall prescribe.

Section 5.7 Divisional Presidents. The Divisional Presidents shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. The Divisional Presidents shall, subject to the powers of the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President, have general charge of the business, affairs and property of that division over which he is Divisional President, and control over its officers, agents, and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Divisional Presidents may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and deliver, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

Section 5.8 Absence of Officers. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and (if the President is a director) the Board of Directors. In the absence or disability of both the Chairman of the Board of Directors and the President, or at the request of the Chairman of the Board of Directors, the Vice President or the Vice Presidents, if there be more than one, shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors. If there be no Chairman of the Board of Directors, President or Vice President, the Board of Directors shall designate the officer of the Corporation who shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors.

Section 5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board of Directors, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Stockholders and special meetings of the Board of Directors, and if there be one, Assistant Secretary, then either the Board of Directors or the Chairman of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or an Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 5.10 Chief Financial Officer. The Chief Financial Officer of the Corporation shall have general supervision over the financial operations of the Corporation, subject to the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

Section 5.11 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 5.12 Controller. The Controller, if there be one, shall have charge of the Corporation's books of account, records and auditing, and shall be subject in all matters to the control of the Chairman of the Board of Directors and the Board of Directors.

Section 5.13 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 5.14 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 5.15 Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE VI

                                     STOCK

Section 6.1 Certificates Evidencing Shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation (a) by the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such bolder.

Section 6.2 Transfer Agent. The Corporation may appoint a transfer agent to act on behalf of the Corporation in keeping certain records on each registered stockholder and to make legal transfers of the Corporation's shares.

Section 6.3 Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its designated employees or (b) a registrar other than the Corporation or its designated employees, any other signature on the Certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.4 Lost Certificates. The Board of Directors may direct a now certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond or other indemnity deemed satisfactory by the Board of Directors in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.5 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                                  ARTICLE VII

                                    NOTICES

Section 7.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also, be given personally or by telegram, telecopy, telex or cable and such notice shall be deemed given at the time when the same is sent.

Section 7.2 Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a written waiver, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1 General. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words used in this Article VIII and not previously defined in these Bylaws are defined in Section 8.14 of this Article
VIII) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of the effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by ' 145(b) of the DGCL in Proceedings by or in the right of the Corporation and to the fullest extent permitted by ss. 145(a) of the DGCL in all other Proceedings. The provisions set forth below in this Article VIII are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 8.1.

Section 8.2 Expenses Related to Proceedings. If Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she, shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

Section 8.3 Advancement of Expenses. Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by ss. 145(e) of the DGCL.

Section 8.4 Request for Indemnification. To obtain indemnification Indemnitee shall submit to the Corporation a written request with such Information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

Section 8.5 Determining Entitlement to Indemnification If No Change of Control. If a Change of Control bas not occurred prior to or at the time the request for Indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in accordance with ss. 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the court.

Section 8.6 Determining Entitlement to Indemnification If Change of Control. If Change of Control has occurred prior to or at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the Identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations in
Section 8.5 of this Article VIII. Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable, basis and/or for the appointment as Independent Counsel of a person selected by the court.

Section 8.7 Procedures of Independent Counsel. If a Change of Control has occurred prior to or at the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except w otherwise expressly provided in this Article VIII) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 8.4 of this Article VIII, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by independent Counsel as a bash for a determination of entitlement to indemnification unless the Corporation provides information. sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

                  Except in the event that the  determination  of entitlement to indemnification is to be made by Independent Counsel if the person or persons empowered under Section 8.5 or 8.6 of this Article VIII to determine entitlement to indemnification shall not have made and famished to Indemnitee in writing a determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for Indemnitee. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VIII) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) Indemnitee did not. act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation or in all other cases that at least his or her conduct was not opposed to the Corporation's best interests, or (b) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Section 8.8 Expenses of Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VIII and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection bas been made to his or her selection until a court has determined that such objection is without a reasonable basis.

Section 8.9 Trial De Novo. In the event that (a) a determination is made pursuant to Section 8.5 or M of this Article VIII that Indemnitee is not entitled to indemnification under this Article VIII, (b) advancement of Expenses is not timely made Pursuant to Section 83 of this Article VIII, (c) Independent


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


Counsel has not made and delivered a written opinion determining the request for indemnification (i) within ninety days after being appointed by a court, (ii) within ninety days after objections to his of her selection have been overruled by a court or (iii) within ninety days after the time for the Corporation or Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 8.5, 8.6 or 8.7 of this Article VIII, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8.9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 8.9, the Corporation shall have, the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification.

                  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8.9 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article VIII. In the event that Indemnitee, Pursuant to this
Section 8.9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of this Article VIII, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee, is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 8.10 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article VIII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholder, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article VIII or any provision hereof shall be effective, as to any Indemnitee for acts, events and circumstances that occurred in whole or in part, before such amendment, alteration or repeal. The provisions of ibis Article VIII shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.11 Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

                  In the event of any payment hereunder, the Corporation shall be subrogated to the went of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce. such rights.

                  The Corporation shaft not be, liable under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 8.12 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest went possible, the provisions of this Article VIII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8.13 Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of Article VIII, no person shall be entitled to indemnification or advancement of Expenses under this Article VIII with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Section 8.14  Definitions.  For purposes of this Article VIII:


                  "Change of Control" means a change in control of the Corporation after the date of adoption of these Bylaws in any one of the following circumstances: (a) there shall have occurred an event request to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person's attaining such percentage interest; (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization or a proxy contest as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (d) during any period of two consecutive years, individual who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose. election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.


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

                  "Corporate Status" describes the status of a person who is or was a director, Officer, or employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

                  "DGCL"  means  the  Delaware   General   Corporation  Law,  as
currently in effect or as amended from time to time.

                  "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

                  "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 8.1 or 82 of this Melt by reason of his or her Corporate Status.

                  "Independent Counsel" means a law firm, or member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rim to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's then outstanding voting securities.

                  "Matter" is a claim, a material issue, or a substantial request for relief.

                  "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 8.9 of this Article VIII to enforce his or her rights under this Article VIII.

Section 8.15 Notices. Any communication required or permitted to the Corporation shall be, addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be given in writing by depositing the same in the United States mail with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.

Section 8.16 Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be


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

available as to events  occurring prior to the adoption of these  provisions and
(iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

                                   ARTICLE IX

                                   AMENDMENTS

Section 9.1 Vote Requirements. The Board of Directors shall have the power to alter, amend or repeal these bylaws or adopt new bylaws by the affirmative vote of at least 807c of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose, subject to repeal or change by the affirm vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote in the election of directors, voting together as a single class.

Section 9.2 Stockholder Proposals. No proposal by a stockholder made pursuant to
Section 1 of this Article VIII may be voted upon at a meeting of stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 2) and in writing to the Secretary of the Corporation
(i) notice of such proposal and the text of the proposed alteration, amendment or repeal (ii) evidence reasonably satisfactory to the Secretary of the Corporation, of such stockholder's status as such and of the number of shares of each class of capital stock of the Corporation of which such stockholder is the beneficial owner, (iii) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and the number of shares of each class of the stock of the Corporation beneficially owned by each such beneficial owner and an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect the bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the Articles of Incorporation or the laws of the State of Delaware. To be timely in connection with an annual meeting of stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with the voting on any such proposal at a special meeting of the stockholder, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days no, more than sixty days prior to the date of such meeting; provided, however, that in the t that less than fifty days' notice or prior public disclosure of the date of the meeting of the stockholders is given or made to the stockholders, such stockholder's notice and other aforesaid items to be timely must be so received not later than the close business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have submitted the aforesaid item, the Secretary and the Board of Directors of the Corporation all respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, if the Secretary or the Board of Directors of the Corporation determines that the items be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of such stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal made pursuant to Section 1 of this Article VIII was not made in accordance with the procedure prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

                                   ARTICLE X

                               GENERAL PROVISIONS

Section 10.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Section 10.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. Section 10.4 Corporate Seal. The corporate sea] shall have inscribed thereon the name of the Corporation, the year a( its organization and the words "Corporate Seal Delaware." The seal may be used by musing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 10.5 Definition of Beneficial Owner. "Beneficial owner" as used in these bylaws means of the following:


     1. a person who individually or with any of his affiliates or associates beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) any capital stock of the Company, directly or indirectly;


     2. a person who individually or with any of his affiliates or associates has either of the following rights:

          a. to acquire capital stock of the Corporation, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

          b. to vote capital stock of the Corporation pursuant to any agreement; arrangement or understanding; or

     3. a person who has any agreement, arrangement or understanding for the in purpose of acquiring, holding, voting or disposing capital stock of the Company with any other person who beneficially owns or whose affiliates beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, such shares of capital stock.